UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 19, 2013

ConAgra Foods, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-7275	47-0248710
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One ConAgra Drive Omaha, NE	68102
(Address of Principal Executive Offices)	(Zip Code)

(402) 240-4000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On December 19, 2013, ConAgra Foods, Inc. (the “Company”) issued a press release and posted a question and answer document (“Q&A”) on its website containing information on the Company’s second quarter fiscal 2014 financial results. The press release and Q&A are furnished with this Form 8-K as Exhibits 99.1 and 99.2, respectively.

The Company implemented organizational changes during the second quarter of fiscal 2014 that resulted in revisions to reporting segments from the prior segment reporting and has begun to report its operations in three segments: the Consumer Foods segment, the Commercial Foods segment and the Private Brands segment. The press release and Q&A include the non-GAAP financial measures of diluted earnings per share from continuing operations adjusted for items impacting comparability and adjusted operating profit for each of the Consumer Foods, Commercial Foods and Private Brands segments. Management considers GAAP financial measures as well as such non-GAAP financial information in its evaluation of the Company’s financial statements and believes these non-GAAP measures provide useful supplemental information to assess the Company’s operating performance and financial position. To the extent required, these measures are reconciled in the press release and Q&A to the most directly comparable measures as reported in accordance with GAAP, and should be viewed in addition to, and not in lieu of, the Company’s diluted earnings per share, operating performance and financial measures as calculated in accordance with GAAP. The inability to predict the amount and timing of future items makes a detailed reconciliation of projections of diluted EPS and effective tax rate adjusted for items impacting comparability, impracticable.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1	Press Release issued December 19, 2013

Exhibit 99.2	Questions and Answers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONAGRA FOODS, INC.

Date: December 19, 2013	By:	/s/ Lyneth Rhoten
		Name:	Lyneth Rhoten
		Title:	Vice President, Securities Counsel and Assistant Corporate Secretary

Exhibit Index

Exhibit 99.1	Press Release issued December 19, 2013

Exhibit 99.2	Questions and Answers